Exhibit 24-1


                                POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Bonanza Master Fund, Ltd., as its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act for it and in its name, place and stead and on its behalf, in any and all capacities, to sign any Form 3, Form 4, Form 5, Schedule 13D, Schedule 13G, and any and all amendments thereto and any other documents relating thereto (including any joint filing agreement) (each a "Filing"), relating to its beneficial ownership (direct or indirect) of any securities it may be deemed to beneficially own, and to file on its behalf any such Filings required to be filed pursuant to the United States Securities Exchange Act of 1934, as amended, with the United States Securities and Exchange Commission, hereby granting unto said attorney-in-fact and agents full power and authority to do and perform any and all acts and things requisite as fully to all intents and purposes as it might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents may lawfully do or cause to be done by virtue hereof, and this power of attorney shall be irrevocable until December 31, 2009.

Date:                      BONANZA CAPITAL, LTD., a Texas limited partnership

February 3, 2005           By: Bonanza Fund Management, Inc., as General Partner

                           By: /s/ Bernay Box
                               --------------------
                               Name:  Bernay Box
                               Title: President